Exhibit 99.1

Jazz Pharmaceuticals Announces Completion of Refinancing of its 15% Senior Secured Notes Due June 2011 with Closing of $50 Million Term Loan Due June 2013

•	Existing $15 million revolving line of credit also refinanced to extend maturity to June 2013

•	Refinancing expected to be accretive to 2010 adjusted net income per share

PALO ALTO, Calif., June 30, 2010 /PRNewswire-FirstCall/ — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) today announced that it has prepaid the remaining $63.5 million principal amount of its 15% senior secured notes. The prepayment was made using a combination of borrowings under a new term loan and revolving credit facility with Silicon Valley Bank that closed on June 30, 2010 and cash on hand. The $50 million term loan will amortize in twelve equal quarterly installments of $4.2 million. The revolving credit facility provides for borrowings of up to $8 million until January 1, 2011 and up to $15 million thereafter.

During 2010, the company has reduced its long-term debt outstanding from $119.5 million to $50 million, extended the final maturity date of its long-term debt from June 2011 to June 2013, and reduced the interest rate on its long-term debt from 15% to a floating rate initially set at 5.75%. The company now believes that its existing cash balances, together with cash it expects to generate from operations and borrowings it expects to be available under its new revolving credit facility, will be sufficient to fund its operations and to meet all of its existing obligations for the foreseeable future.

In May 2010, the company used the net proceeds from a public offering of its common stock to prepay $53 million in principal on its 15% senior secured notes and associated fees. Jazz Pharmaceuticals expects to record a loss on extinguishment of debt of $12.3 million in the quarter ending June 30, 2010 which is comprised of $8.5 million of prepayment premiums and fees and a one-time non-cash charge of $3.8 million primarily related to unamortized debt discount.

The anticipated cumulative effect of these financing transactions on the company’s full year 2010 net income is as follows:

Effect on GAAP net income	$(2.2) million
Effect on adjusted net income	$7.8 million

On a GAAP basis, the positive effect on net income of a lower interest rate and the lower principal amount outstanding on long-term debt is expected to be offset by the loss on extinguishment of debt.

Adjusted net income, as used by Jazz Pharmaceuticals, is a non-GAAP financial measure that excludes from GAAP net income revenue related to upfront and milestone payments, and certain expenses comprised of amortization and impairment of intangible assets, stock-based compensation, non-cash interest expense and loss on extinguishment of debt. A reconciliation of the anticipated cumulative effect of these financing transactions on adjusted net income to the anticipated cumulative effect on GAAP net income is available in a table included at the end of this press release.

Kate Falberg, Senior V.P. and CFO, said, “I am extremely pleased that we have strengthened our balance sheet by reducing leverage and lowering our cost of capital. These financing transactions were made possible by the success of our existing business, which is profitable and growing. We believe that we will have sufficient resources to fund our operations including our anticipated launch of JZP-6 for fibromyalgia, if approved by the FDA.”

Bob Hartinger, Managing Director Corporate Finance, Silicon Valley Bank, said “Our history with Jazz Pharmaceuticals allowed us to do what Silicon Valley Bank Corporate Finance Division does best: apply our knowledge of the unique needs of the Life Sciences and Pharmaceutical industry to structure a transaction to meet Jazz Pharmaceuticals’ specific needs. We’ve worked with Jazz Pharmaceuticals for years, and value our ongoing relationship, which continues to evolve through each stage of their successful development.”

About Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals (Nasdaq: JAZZ) is a specialty pharmaceutical company that identifies, develops and commercializes innovative treatments for important, underserved markets in neurology and psychiatry. For further information see www.jazzpharmaceuticals.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated effect of Jazz Pharmaceuticals’ financing transactions on its financial results for the quarter ending June 30, 2010 and full year 2010, statements related to the potential FDA approval and commercial launch of Jazz Pharmaceuticals’ JZP-6 product candidate, and statements related to the sufficiency of Jazz Pharmaceuticals’ cash resources to fund its operations and meet its obligations, including the continued availability of the revolving credit facility, and statements related to profitability and future growth. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. Jazz Pharmaceuticals’ actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: Jazz Pharmaceuticals’ ability to increase sales of its XYREM and LUVOX CR products; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the uncertain and time-consuming regulatory approval process for JZP-6; Jazz Pharmaceuticals’ ability to successfully market JZP-6 in the U.S. if approved by the FDA for the treatment of fibromyalgia; Jazz Pharmaceuticals’ cash flow estimates and the sufficiency of its cash resources including the risk that Jazz Pharmaceuticals’ cash flow estimates may be incorrect or the assumptions upon which the sufficiency of its cash resources is based may prove to be wrong; Jazz Pharmaceuticals’ potential need to raise additional funds if its cash resources are insufficient to meet its obligations and operating requirements; competition, including from potential generic competitors; Jazz Pharmaceuticals’ future financial performance and financial position; unanticipated write-offs and charges not currently contemplated that may occur as a result of, or associated with, the prepayment of the senior secured notes; Jazz Pharmaceuticals’ ability to satisfy the conditions necessary to borrow amounts remaining available under the revolving credit facility in a timely manner, or at all; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP ANTICIPATED CUMULATIVE EFFECT

OF FINANCING TRANSACTIONS ON FULL-YEAR 2010 NET INCOME

(millions)

Effect on GAAP net income
Add:
Decrease in interest expense	$10.1
Loss on extinguishment of debt	(12.3)

Effect on GAAP net income	$(2.2)

Add: Adjustments to GAAP net income
Decrease in non-cash interest expense	$(2.2)
Loss on extinguishment of debt	12.3

Adjustments to GAAP net income	$10.1

Effect on adjusted net income	$7.8

Note : both GAAP net income per share and adjusted net income per share will be impacted by the increase in shares outstanding resulting from the company’s May 2010 public offering of 7 million shares of common stock.

Non-GAAP Financial Measures

To supplement the anticipated cumulative effect of our second quarter financing transactions on GAAP net income for the year ending December 31, 2010, we also present the anticipated cumulative effect of such transactions on adjusted net income as shown in the table above. Adjusted net income is a non-GAAP financial measure that excludes from GAAP net income revenue related to upfront and milestone payments, and certain expenses comprised of amortization and impairment of intangible assets, stock-based compensation, non-cash interest expense and loss on extinguishment of debt. We believe this non-GAAP financial measure is helpful in understanding our anticipated future results, is not meant to be considered in isolation or as a substitute for the comparable GAAP measure and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses this and other supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of this non-GAAP measure enhances the ability of investors to understand our anticipated financial results and to compare our results both from period to period and with those of other companies.

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Source:

Jazz Pharmaceuticals, Inc.

Contacts:

Media:

BCC Partners on behalf of Jazz Pharmaceuticals, Inc.

Karen L. Bergman, 650-575-1509

Michelle Corral, 415-794-8662

Investors:

Jazz Pharmaceuticals, Inc.

Shawn Mindus, Senior Director, Financial Planning, Analysis and Strategy

investorinfo@jazzpharmaceuticals.com